CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                             Exhibit 10.13


                         STRATEGIC PARTNERING AGREEMENT



                                 BY AND BETWEEN



                             CABLETRON SYSTEMS, INC.



                                       AND



                            PREDICTIVE SYSTEMS, INC.



                          EFFECTIVE DATE: JULY 30,1999

TABLE OF CONTENTS

SECTION 1.                                              PAGE 1
SECTION 2.                                              PAGE 2
SECTION 3.                                              PAGE 3
SECTION 4.                                              PAGE 7
SECTION 4A.                                             PAGE 8
SECTION 5.                                              PAGE 8
SECTION 6.                                              PAGE 11
SECTION 7.                                              PAGE 11
SECTION 8.                                              PAGE 11
SECTION 9.                                              PAGE 11
SECTION 10.                                             PAGE 11
SECTION 11.                                             PAGE 12
SECTION 12.                                             PAGE 12
SECTION 13.                                             PAGE 13
SECTION 14.                                             PAGE 14
SECTION 15.                                             PAGE 15
SECTION 16.                                             PAGE 15
SECTION 17.                                             PAGE 15
SECTION 18.                                             PAGE 16
SECTION 19.                                             PAGE 17
SECTION 20.                                             PAGE 17
SECTION 21.                                             PAGE 18
SCHEDULES                                               PAGE 20

                         STRATEGIC PARTNERING AGREEMENT
                                     BETWEEN
                             CABLETRON SYSTEMS, INC.
                                       AND
                            PREDICTIVE SYSTEMS, INC.


                  THIS AGREEMENT (the "Agreement") made and entered into this 30th day of July, 1999, by and between Cabletron Systems, Inc., a Delaware corporation with offices located at 35 Industrial Way, Rochester, New Hampshire 03867 (hereinafter "Cabletron"), and Predictive Systems, Inc., a Delaware corporation with offices located at 145 Hudson Street, New York, New York, 10013 (hereinafter "Predictive").

                                    RECITALS

WHEREAS, Cabletron is a provider of network technology and consulting services worldwide; and
                  WHEREAS, Predictive is a provider of services which, among other things, assess the effectiveness of customers' security systems with respect to specified applications, networks, network servers, and other information assets; and

                  WHEREAS, Cabletron desires to enter into an agreement with Predictive, and Predictive desires to do the same with Cabletron, to enable Cabletron to offer such security assessment and other services to its customers, on the terms and conditions set forth below.

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to as follows:

1.       DEFINITIONS

         1.1 "Customer" is a customer to whom services are provided in a Project pursuant to this Agreement

         1.2 "Project" is a work project for a Customer that is subject to this Agreement. A Project may be an Assessment Project, a Follow-On Project or a Teaming Project.

                  A. An "Assessment Project" is a Project involving only delivery of the services contemplated by the relevant Assessment Product.

                  B. A "Follow-On Project" is a Project for a Customer that addresses a particular issue or issues identified by Predictive or Cabletron in connection with, or that otherwise arises out of, and Assessment Project, a Teaming Project, or a Follow-On Project arising out of an Assessment Project or a Teaming Project.

                  C. A "Teaming Project" is a Project mutually determined by the parties to be undertaken as a team with respect to customers of Cabletron, in accordance with Section 4A hereof.

         1.3 "Assessment Product" means a packaged service development by Predictive and marketed by Cabletron's sales force pursuant to this Agreement, including without limitation, the ISRA product referred to in Section 3.

         1.4 "Assessment Project Agreement" means the statement of work and associated purchase order between Cabletron and Predictive or Cabletron and the Customer, as the case may be, with respect to an Assessment Product. The form of Assessment Project Agreement relating to the ISRA product is attached hereto
Schedule 1.4, and the Assessment Project Agreements for other Assessment Projects shall be substantially similar thereto, with such changes as may be mutually agreed to by Predictive and Cabletron. Assessment Project Agreements may be modified only by mutual agreement of Cabletron, and Predictive, and shall be subject to the terms of this Agreement.

         1.5 "Pricing Algorithm" means Predictive's proprietary pricing algorithm for each Assessment Product.

         1.6 "Term" means the two (2) year period beginning on the date of hereof, which shall be automatically extended for successive one(1) year periods, unless sooner terminated in accordance with Section 17.

2.       STRATEGIC PARTNERSHIP

         Cabletron and Predictive are entering into a strategic partnership during the Term hereof pursuant to the terms and conditions of this Agreement.

         2.1 Cabletron and Predictive will cooperate as to Assessment Projects and Follow-On Projects in accordance with Sections 3 and 4, respectively.

         2.2 Cabletron and Predictive will actively cooperate to identify and carry out Teaming Projects in accordance with Section 4A. The parties shall cooperate to produce a standard agreement for Teaming Projects, but recognize that the Customer may require changes thereto. Each of the parties agrees not unreasonably withhold consent to such changes, consistent with its generally applicable operational and risk management policies.

         2.3 Except as otherwise mutually agreed to by the parties in writing, all projects will be carried out under the Cabletron name. If so agreed by the parties in writing with respect to a particular Project, Predictive and Cabletron personnel carrying out such Project will identify themselves as members of their respective organizations acting pursuant to the "Cabletron/Predictive Strategic Partnership" (or such other name as may be jointly determined by the parties).

         2.4 The form of any announcements relating to the relationship contemplated hereby, marketing materials relating thereto and other communications regarding the parties' common activities hereunder, shall be subject to the approval of both parties (subject to disclosure obligations, if any, under applicable securities laws).

         2.5 A. The parties hereby establish an Oversight Committee to monitor and oversee the strategic relationship contemplated hereby. The Oversight Committee shall act as a facilitator of this Agreement and shall have authority to act on behalf of the parties, except as otherwise provided in this Agreement, and except to the extent that any act or decision of the oversight Committee is subject to the internal review or approval of either party (in which event such party shall so inform the other members of the Committee). Each party shall appoint two (2) members of the Oversight Committee, who shall serve at the pleasure of their employers or until they resign or are unwilling or unable to serve. Subsequent appointments to fill vacancies or otherwise to replace a member shall be made by the respective parties. The initial members appointed by Predictive shall be [****] and the initial members appointed by Cabletron shall be [****].


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

The Oversight Committee shall meet at least quarterly, preferably in person, alternating between the respective facilities of Cabletron and Predictive.

                  B. The parties may also form such implementation and other teams and committees as they may deem necessary or desirable from time to time. Any such teams or committees shall report to the Oversight Committee, and shall have the authority granted them by such Committee (subject to Section 2.5A). Each of the parties hereto shall also appoint contact persons to handle operating issues arising under this Agreement from time to time, whose functions and authority may be determined by the Oversight Committee. The Oversight Committee (or its subcommittees or the contact persons referred to in the preceding sentence, as determined by the Oversight Committee) shall be responsible for, among other things, preparing and/or coordinating approval and execution of any modifications to this Agreement or any schedules or other documents to be created pursuant hereto, and resolving any disagreements or disputes (in accordance with Section 21.8 hereof).

         2.6 Predictive shall provide Cabletron with all necessary information and training to enable Cabletron to promote and market the services contemplated hereby, Cabletron shall afford representatives of Predictive reasonable access to Cabletron's sales force (including, without limitation, permitting such representatives to attend appropriate national and/or regional sales training conferences) to enable Predictive to assist such sales force in the marketing of Assessment Products, Follow-On Projects and other services provided by the parties pursuant to this Agreement. Such access may be coordinated through the Oversight Committee or its designees.

3.       ASSESSMENT PROJECTS.

         3.1 Concurrently with the date of this Agreement, Predictive is delivering to Cabletron, for marketing in accordance with this Agreement, all relevant materials relating Predictive's Information Security Requirements Analysis ("ISRA") product, including related marketing materials and customer service software containing the Pricing Algorithm. A list of all materials relating to the ISRA product delivered to Cabletron by Predictive is attached hereto as Schedule 3.1. Cabletron has introduced the ISRA product to is sales force and is commencing the active marketing and sale of the ISRA product as of the date hereof.

         3.2 The parties anticipate that additional Assessment Products will be marketed under this Agreement. At approximately [****] intervals beginning in July 1999, Predictive will present to the Oversight Committee in general terms [****] ideas for Assessment Products for possible inclusion under this Agreement. The Oversight Committee will discuss and evaluate the product ideas so presented, conduct such market or other evaluations as it deems appropriate, and select a product idea for further development in accordance with this Section. In the course of such selection, the Oversight Committee may consider and propose minimum commitments and other financial details similar to those contemplated by Section 3.7 with respect to the ISRA product. Predictive will then deliver to Cabletron a more detailed description of the product so selected, including a related service description and statement of work, together with sales training marketing materials and Pricing Algorithm, within a reasonable period of time after such selection, not to exceed [****]. Upon such delivery, Cabletron shall have the option, exercisable within [****] after such delivery, to include such product as an Assessment Product hereunder. During the period between delivery of each proposed Assessment Product and the option exercise deadline relating thereto, Cabletron and Predictive will continue to consult regarding such product. If Cabletron does not exercise its option with respect to the product offered by Predictive on or before the expiration of the foregoing [****] option period, such option shall lapse as to such product and such product shall not be deemed to be an Assessment
Product for any purposes under this agreement (except that the provisions of Section 5.3 shall apply to Cabletron as though such product were an Assessment Product). A list of all materials relating to each


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

such Assessment Product and so delivered to Cabletron shall e attached hereto as
Schedule 3.2. Notwithstanding the foregoing, the parties may at any time, by mutual written agreement, add additional Assessment Products under this Agreement, including products previously presented to Cabletron under this Section but as to which Cabletron did not exercise its opinion during the option period

         3.3 With respect to the ISRA Assessment Product and each other Assessment Product added under this Agreement in accordance with Section 3.2, Cabletron will use commercially reasonable efforts to promptly commence marketing and thereafter actively market such product through its sales force and sales representatives, including but not limited to its telemarketing sales force. Each proposal developed by Cabletron with respect to an Assessment Project shall be subject to review and approval by Predictive, such approval not to be unreasonably withheld. Predictive shall complete such review promptly upon receipt of such plans, but in no event later than [****] from the time of such receipt. The parties shall endeavor in god faith to promptly resolve any issues arising with respect to a particular proposal for an Assessment
Project. Cabletron will be responsible for (i) responding to any customer inquiries or RFP's for assessment products and services, or bids for Assessment Projects; (ii) generating and issuing to the Customer a statement of work with regard to an Assessment Project; (iii) procuring and retaining Assessment Project Agreements from Customers (as applicable); and (iv) billing charges to Customers and collecting receivables for all Assessment Projects.

         3.4 A. With respect to each Assessment Product marketed by the parties under this Agreement, Predictive will provide (i) initial sales force training and periodic re-training, (ii) dedicated marketing support consistent with the activity levels and sales volumes hereunder, and (iii) all goods and services needed to carry out each Assessment Project, all in accordance with and as set forth in the relevant Assessment Project Agreement and Implementation Schedule (as defined in Section 3.5).

             B. Predictive shall maintain sufficient staff and infrastructure to deliver the volume of services contemplated by this Agreement. Upon delivery of each Assessment Product, Predictive will have sufficient personnel and resources to undertake a limited number of simultaneous Assessment Projects is two (2) in the case of the ISRA product and shall be determined by the Oversight Committee in connection with the inclusion of other products under Section 3.2, on the basis generally of the anticipated volume levels as reflected in Cabletron's initial commitment. Predictive will add additional capacity over the Term of this Agreement consistent with Cabletron's revenue commitments, or as otherwise mutually determined by the parties to be appropriate in light of then-current service volumes.

         3.5 Attached hereto as Schedule 3.5 is a detailed product intake and implementation schedule relating to the ISRA product described above. The parties shall in good faith mutually agree upon and attach to this Agreement, as an addendum to Schedule 3.5, a detailed product intake and implementation procedure ("Implementation Schedule") for each Assessment Product to be included under this Agreement after the date hereof. Predictive will use its reasonable best efforts to commence work on a committed Assessment Project within [****] after being advised by Cabletron of the Customer's execution and delivery of the commitment; PROVIDED, HOWEVER, that predictive shall have up to [****] to commence such work, due to unanticipated staffing shortages or other reasonably unforeseen circumstances, it is not practicable to do so within the first fifteen-day period. Unless otherwise agreed by the parties in writing, in the event that Predictive fails to commence work on a committed Assessment Project by the end of the second fifteen-day period, the Minimum Committed Amount (as defined in Section 3.1) for the Assessment Product to which the Assessment Project relates shall be reduced by the amount of Predictive's price to Cabletron for such Assessment Project, as determined under Section 3.6 hereof.

         3.6 Subject to Section 3.7, Predictive's price to Cabletron for performing the services deliverable pursuant to each Assessment Project shall be determined in accordance with the Pricing Algorithm for the relevant Assessment Product. [****]. In addition, Predictive shall be entitled to reimbursement for travel and lodging expenses and other expenses in accordance with Cabletron's standard expense reimbursement policy; PROVIDED, HOWEVER, that reasonable travel and lodging reimbursement will be applicable for travel beyond a [****] of all Predictive offices and such further locations designated by Cabletron, all as listed on Schedule 3.6 hereto, and PROVIDED, FURTHER that Predictive personnel may continue to use Predictive's reimbursement form to submit their expense reports. Predictive's fees for each Assessment Product shall be subject to review [****] by the Oversight Committee and shall be modified upon written agreement of a majority of the members thereof, subject to the parties' respective operational and risk management policies.

         3.7 The parties recognize that in order to carry out its duties under this Agreement, Predictive will be required to put substantial effort into the development of the various Assessment Products and build and maintain a sizable additional marketing and service-delivery capability. Accordingly, Cabletron hereby commits to and agrees to pay certain non-refundable amounts to Predictive in accordance with this Section 3.7, in consideration of Predictive's entering into this Agreement and making the Assessment Products available hereunder.

         With respect to each Assessment Product, Cabletron shall issue a [****] purchase order (each, a "Purchase Order") having an aggregate face amount for the [****] (the "Face Amount"), as determined by the parties. [****] of the Face Amount, or such other portion as the parties shall agree, (the "Minimum Committed Amount") will constitute Cabletron's minimum commitment payable in accordance with this Section 3.7. A portion of the Minimum Committed Amount, as agreed to by the parties, (the "Up-Front Payment") will be paid upon delivery by Predictive of the applicable Assessment Product for marketing under this Agreement, and the remainder shall be payable as further provided in this Section. That portion of the Face Amount in excess of the Minimum Committed Amount shall be payable in accordance with Section 3.8 against work performed by Predictive with respect to Assessment Projects relating to the applicable Assessment Product. With respect to each additional Assessment Product added to this Agreement under
Section 3.2, the Face Amount, Minimum Committed Amount and Up-Front Payment shall be determined as contemplated by this Section 3.7.

         Subject to the above, the parties shall negotiate payment schedules and amounts for all Assessment Products (other than the ISRA product) upon delivery of the product for marketing under this Agreement. Notwithstanding any other provision in this Agreement to the contrary, unless the parties otherwise agree, in no event shall Predictive be obligated hereunder with respect to any Assessment Product as to which Cabletron does not agree to a Minimum Committed Amount of at least [****].


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         In the case of the ISRA product, the Face Amount of the Purchase Order is [****] the Minimum Committed Amount is [****] and the Up-Front Payment is [****] and Cabletron is issuing such Purchase Order and paying such Up-Front Payment concurrently with the execution and delivery of the Agreement.

         Other payments with regard to ISRA Product and other Assessment Products, as applicable, shall be made as follows:

                  A. Subject to the terms of this Section 3.7, [****] of the Minimum Committed Amount will be payable to Predictive on or before the end of each succeeding [****] period following delivery of the Assessment Product (crediting at the time of each payment the amount of the Up-Front Payment, to the extent not previously credited pursuant hereto). Payment of the Minimum Committed Amount with respect to the ISRA product shall be made according to the following schedule:

      ----------------------------- ------------------------
             PAYMENT DATE                AMOUNT DUE
      ----------------------------- ------------------------
           [****]                               [****]
      ----------------------------- ------------------------
           [****]                               [****]
      ----------------------------- ------------------------
           [****]                               [****]
      ----------------------------- ------------------------
           [****]                               [****]
      ----------------------------- ------------------------

For purposes hereof, each of the above dates (and any similar dates signifying the end of a [****] payment period with respect to any other Assessment Product) shall hereinafter be referred to as a "Calculation Date." Calculation Dates for Assessment Products other than the ISRA product shall be each June 30 and December 31 following delivery of such products, unless otherwise agreed by the parties.

                  B. On each Calculation Date, the aggregate of all revenues accrued by Predictive from all Projects (based on work performed, and any amounts against which credits are allowed pursuant to Section 3.7 C.), together with the amount of any Up-Front Payments and Minimum Payments (as such term is defined below) made prior to such date (collectively, "Aggregate Revenues") shall be compared with the aggregate Minimum Committed Amounts for all Projects payable through such Calculation Date. To the extent that such aggregate Minimum Committed Amounts exceed the amount of the Aggregate Revenues, Cabletron shall pay Predictive the difference (a "Minimum Payment") in accordance with Section 3.8.

                  C. All Up-Front Payments and Minimum Payments shall be fully earned when paid and shall be non-refundable; however, Cabletron shall be entitled to a credit against any consideration payable to Predictive based on work performed by Predictive with respect to any Project, but shall not be credited against any reimbursable expenses. To the extent that any such non-refundable amounts exceed the amounts credited pursuant to the preceding sentence, Cabletron shall be entitled to commission new work from Predictive within Predictive's core competencies, either directly for Cabletron or for a Cabletron customer, and to take a credit against such work. Any amounts due to Predictive in excess of any such credit (including any amounts payable from that portion of any Purchase Order in excess of the Minimum Committed Amount thereof) shall be paid by Cabletron in accordance with Section 3.8 hereof.

                  D. Attached hereto as Schedule 3.7, for illustrative purposes only, is an example of the computation of payments pursuant to this Section 3.7.

         3.8 Predictive shall furnish Cabletron monthly invoices for its services in connection with all Projects hereunder and any additional amounts and reimbursable expenses payable under this Agreement. All such invoices shall be payable net [****] days (together with any applicable Minimum Payments payable as of any Calculation Date, accompanied by a schedule showing the


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

calculation thereof). All payments hereunder shall be made by check, except that upon mutual agreement of the parties such payments may be made by wire transfer to an account designated by Predictive. [****].


         3.9 [****] Cabletron may within sixty (60) days after receiving such notice elect to substitute the Pricing Algorithm (or its equivalent) for such product under such agreement for the then-applicable Pricing Algorithm hereunder, provided, in such event, that Cabletron shall be required to assume in writing and to perform all materials terms governing consideration and material other obligations, and satisfy any material conditions, to which such third party is subject under its agreement with Predictive. Nothing in this Section 3.9 shall be construed to modify the restrictions on the parties contained in Section 5 of this Agreement.



4.       FOLLOW-ON PROJECTS

         4.1 It is anticipated that Follow-On Projects will either consist of work as to which only one of the parties has the relevant service capability ("Non-Overlap Work") or work as to which both parties have the relevant service capability ("Overlap Work"). Listed in Schedule 4.1 are the categories constituting Overlap Work and Non-Overlap Work between the parties (the "Overlap Schedule"). The Overlap Schedule shall be periodically updated by the parties to reflect changes in their respective capabilities. In the event that a dispute arises as to which party has the relevant capability (or as to whether a particular Project constitutes Overlap Work or Non-Overlap Work), such issue shall be resolved in accordance with Section 21.8.



         4.2 Non-Overlap work in connection with any Follow-On Project shall be performed by the party having the relevant capability. [****] All Non-Overlap Work, whether performed by Predictive or Cabletron [****] with respect to Non-Overlap Work performed by Cabletron.





         4.3 The parties agree that Overlap Work in connection with any Follow-On Project shall be [****] them. On a quarterly basis or at such other intervals as may be determined by the parties, the Oversight Committee shall review all such Projects on a case-by-case basis, with a view towards allocating such Projects so that their benefits, and the nature and character of business so conducted, [****].



         4.4 Prior to undertaking any Follow-On Projects, the parties shall mutually agree to, and attach hereto as Schedule 4.4, an Implementation Schedule for Follow-On Projects generally.

         4.5 The parties shall cooperate to produce a standard agreement for Follow-On Projects, but recognize that the Customer may require changes thereto. Each of the parties agrees not to unreasonably withhold consent to such changes, consistent with its generally applicable operational and risk management policies.


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         4.6 Cabletron shall use commercially reasonable efforts to market Follow-On Projects to its Customers that have ordered Assessment Projects, consistent with reasonable business practices and the Customers' interests. Predictive shall conduct each Assessment Project, and each party shall conduct each Follow-On Project performed by it, with a view to developing and/or maintaining good business relations between the Customer and the Cabletron/Predictive Strategic Partnership.

4A.      TEAMING PROJECTS

         The parties may mutually agree as t specific Cabletron customers as to which it may be more advantageous to service through a Teaming Project than for either party to service independently. Such potential customers shall be listed on (or added to ) Schedule 4A hereto, to be mutually executed by the parties, which Schedule shall also indicate the date each such potential customer was added to the Schedule. Except to the extent otherwise provided in this Agreement, Teaming Projects shall be treated as Follow-On Projects for all purposes hereof, including but not limited to pricing and implementation.

5.       CERTAIN OPERATING RESTRICTIONS.

         5.1 A. Predictive acknowledges that Cabletron enjoys an advantageous relationship with its customers. Predictive further acknowledges that, by performing services for Cabletron under this Agreement, Predictive, and its employees and agents, may become privy to certain confidential information of Cabletron which if disclosed to or used by third parties, including Predictive and its employees and agents, would prejudice Cabletron's competitive advantage in the marketplace. Therefore, Predictive agrees that:

         (1) Except as permitted under Section 5.6, and subject to the remaining provisions of this Section 5.1, following a commitment by a Customer for a Project that results in fees to Predictive of at least [****], Predictive will not independently, directly or indirectly, solicit such Customer to perform services covered by this Agreement of substantially similar thereto from the time of such commitment until the expiration of [****] following the delivery of services hereunder (including any Follow-On or Teaming Projects subsequently performed for such Customer). Such period shall be increased to [****] following delivery for any Project which generates fees to Predictive of [****] or more. For purposes of the foregoing provisions of this Section 5.1A, the "Customer" shall be deemed to be the business unit as to which the relevant Customer decision-maker exercises purchasing authority (regardless of whether such business unit comprises one or more locations), and shall not be construed to preclude Predictive from offerings its services to other business units within the same organization; PROVIDED, HOWEVER, that Predictive shall promptly notify Cabletron of any other business units of a Cabletron Customer with which it has entered an agreement to sell such services. Nothing in this Section 5.1A (1) shall be construed to prohibit Predictive from participation in the efforts of a third party to market a potential project for services which Predictive from participating in the efforts of a third party to market a potential project for services which Predictive is not otherwise obligated by this Agreement to perform with or for Cabletron, or is not otherwise prohibited from performing by this Agreement, and as to which Cabletron does not have a reasonable chance of performing, as reasonably determined by the Oversight Committee; provided, HOWEVER, that Predictive shall not engage in such marketing efforts without the prior written consent of the Oversight Committee, such consent not to be unreasonably withheld or delayed. Predictive shall, in any such instance, provide to the Oversight Committee for its consideration any information the Oversight Committee may reasonably require,



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                  including but not limited to the name(s) of the Customer(s) to whom such services are to be furnished; PROVIDED, HOWEVER, that Predictive shall not be required to provide the name of the third party with whom it may intend to offer such services.

         (2) Predictive shall not, during the Term hereof, offer or provide security services with any competitor of Cabletron listed on Schedule 5.1.2 hereto, either on a subcontract basis or otherwise. Additional competitors of Cabletron may be added to Schedule 5.12 from time to time by Cabletron with the written consent of Predictive, not to be unreasonably withheld. Notwithstanding the foregoing, nothing in this Section 5.1.A(2) shall be construed to prohibit Predictive from offering or providing security services with a competitor of Cabletron (except as otherwise prohibited by this Agreement) which Cabletron does not have a reasonable chance of performing, as reasonably determined by the Oversight Committee. PROVIDED, HOWEVER, that Predictive shall not offer or provide such services in such manner without the prior written consent of the Oversight Committee, such consent not to be unreasonably withheld or delayed. Predictive shall, in any such instance, provide to the Oversight Committee for its consideration any information the Oversight Committee may reasonably require, including but not limited to the name(s) of the customer(s) to whom such services are to be furnished; PROVIDED, HOWEVER, that Predictive shall not be required to provide the name of the competitor of Cabletron with whom it proposes to offer such services. Nothing in this Section 5.1.A(2) shall be construed to limit Predictive's right to offer any such services directly, subject to Section 5.1.A(1).



                  B. Predictive agrees to notify its employees and agents in writing of the restrictions contained in this Section 5.1, to obtain signed agreements of all personnel providing services for or on behalf of Predictive under this Agreement to the effect that they acknowledge such restrictions and agree to adhere to them, to provide copies of said agreements Cabletron upon request, and otherwise to use its best efforts to insure that such restrictions are fully observed.

         5.2 Each of Cabletron and Predictive agrees not to approach potential Teaming Project customers independently for a period of [****] following their addition to Schedule 4A, or such other period as may be expressly agreed to by the parties and set forth on such schedule (provided that, in the case of Cabletron, such agreement shall be limited to services constituting Non-Overlap Projects to be performed by Predictive, or Overlap Projects). The parties may mutually agree to such other restrictions relating to such potential customers as they deem appropriate. If Projects are generated from such customers, the provisions of Section 5.1 shall apply.

         5.3 With respect to any Assessment Product marketed by Cabletron under this Agreement, unless this Agreement is sooner terminated either in its entirety or with specific respect to such Assessment Product in accordance with
Section 17, Cabletron shall not directly or indirectly (including through a "branding" arrangement) offer or sell such Assessment Product (or combination of goods and services substantially similar thereto) except pursuant to this Agreement. With respect to any Assessment Product as to which detailed information is furnished to Cabletron under Section 3.2 and as to which Cabletron does not exercise its option thereunder, unless this Agreement is sooner terminates in accordance with Section 17, Cabletron shall not directly or indirectly (including through a "branding" arrangement) offer or sell such Assessment Product (or combination of goods and services substantially similar thereto) for a period of [****] after the expiration of the deadline for the exercise of Cabletron's option with respect thereto under Section 3.2 unless the parties subsequently agree during the Term hereof to offer the Assessment Product hereunder (in which event the first sentence of this Section 5.3 shall apply).


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         5.4 During the Term of this Agreement and for a period of [****] neither Cabletron nor Predictive shall, without the prior written consent of the other, directly or indirectly solicit the employment or consulting or other services of any employee or consultant of the other party, or otherwise induce any such employee or consultant to leave the other party's employment or cease providing services thereto, as the case may be, whether or not such employee's or consultant's actions in doing so would constitute a breach of any agreement with such other party.

         5.5 The parties each acknowledge and agree that monetary damages shall not be an adequate remedy for breach by the other party of the provisions of Sections 5.1 through 5.4 above, and that irreparable injury shall result to the nonbreaching party and its subsidiaries and affiliates (if any) in the event of such breach. Accordingly, the parties agree that in addition to any other remedy available to the nonbreaching party at law or in equity in such instance, such party may seek the entry of an order restraining and enjoining the breaching party , or any employee or agent thereof, from further violations of such provisions. The period of time applicable to any such breached provisions shall be extended by one day for each day such violation continues subsequent to the entry of such order.


         5.6 Attached hereto as Schedule 5.6 is a list of existing Predictive customers. Notwithstanding any provision to the contrary in this Agreement, such customers (and services provided by Predictive therefor, but only to the extent provided to such customers) shall not be subject to this Agreement. Additional customers of Predictive may be added to Schedule 5.6 with the written consent of Cabletron, not to be unreasonably withheld, provided that such customers are obtained through Predictive's own independent sales efforts and not in violation of this Agreement.



         5.7 During the Term of this Agreement, Predictive shall have the right of first refusal to perform all network security services that Cabletron intends to subcontract, so long as Predictive has an office from which to perform such services within [****] of the potential customer's site or can otherwise practicably perform such services at reasonable cost. Predictive shall have [****] after receipt of the offer from Cabletron to perform such network security services, to inform Cabletron in writing of its desire to perform the services. If Cabletron does not receive written acceptance of such offer from Predictive within the aforesaid [****]. Cabletron may subcontract such security service to a third party on substantially the same basis as was offered to Predictive.


6.       COMPENSATION OF PREDICTIVE'S PERSONNEL: EXPENSES.



         6.1 Predictive shall bear sole responsibility for payment of compensation to its personnel and contractors. Predictive shall pay and report, for all personnel assigned to Cabletron or a Customer site, any applicable federal and state income tax withholding, social security taxes, and unemployment insurance applicable to such personnel. Predictive shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits, if any, to which such personnel may be entitled. Predictive agrees to defend, indemnify, and hold harmless Cabletron, Cabletron's officers, directors, employees and agents, and the administrators of Cabletron's benefit plans, from and against any claims, liabilities, or expenses relating to such compensation, tax, insurance, or benefit matters.

         6.2 Except as otherwise agreed to in writing, Predictive shall be responsible for all costs and expenses incident to the performance of Projects hereunder, including all costs of doing business incurred by Predictive.

7.       WORKERS' COMPENSATION



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         Notwithstanding any other workers' compensation or insurance policies maintained by Cabletron, Predictive shall procure and maintain workers' compensation coverage sufficient to meet the statutory requirements of every state in which Predictive's personnel are engaged at Cabletron's or a Customer's site. Predictive agrees to defend, indemnify, and hold harmless Cabletron, and Cabletron's officers, directors, employees, and agents, from and against any claims, liabilities or expenses arising from Predictive's failure to maintain workers' compensation coverage in accordance herewith.

8.       PREDICTIVE'S AGREEMENTS WITH PERSONNEL

         Predictive shall obtain and maintain in effect written agreements with each of its personnel and subcontractors who participate in any work under a Project. Such agreements shall contain terms sufficient for Predictive to comply with all provisions of this Agreement, including but not limited to Sections 5 (Certain Operating Restrictions), 12 (Confidential and Proprietary Data) and 13 (Ownership of Work Product), and shall provide that such personnel shall have no status as employees of Cabletron and no claim under any Cable

9.       TAXES

         Any taxes incurred in performing Projects hereunder shall be borne by the Customers, other than taxes in respect of the net income of Cabletron or Predictive (which taxes shall be borne by the party incurring the same), and the Assessment Project Agreement or other relevant Customer agreement for each Project shall so provide.

10.      RECORDS.

         10.1 Each of Predictive and Cabletron shall maintain accounting records, in accordance with sound accounting practices, to substantiate all invoices to Projects, and shall keep such records for [****] from the date of final payment.

         10.2 A. Either party hereto (for purposes hereof, the "Auditing Party") shall have the right to audit the appropriate records of the other party (the "Audited Party") for the sole purpose of determining the Audited Party's compliance with the terms and conditions of this Agreement. Any such audit shall be at the expense of the Auditing Party. All such audits shall be conducted by an independent certified public accountant, and shall take place during regular business hours at the Audited Party's offices, and shall not interfere unreasonably with the Audited Party's business activities. Audits shall be conducted no more frequently than annually, and the Audited Party shall be given [****] prior written notice of the date of each audit and the name of the accountant who will be conducting the same. Each audit shall cover a period of time beginning no earlier than [****] immediately preceding the date of audit.

                  B. Adjustments shall be made by the proper party within [****] following the audits completion to compensate for any errors or omissions disclosed by the audit. If the parties do not agree to the amount of the adjustment hereunder, the Audited Party may perform its own audit within a reasonable period of time following completion of the initial audit by the Auditing Party. If following the second audit the parties still do not agree as to the amount of such adjustment, such disagreement shall be settled in accordance with Section 21.8 hereof.

                  C. Any information received by the accountant during the audit shall be retained in confidence. Any auditor's report presented to the Auditing Party shall be copied to the Audited Party, shall only address compliance with this Agreement, and shall contain no other information pertaining to the Audited Party or its business.


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

11.      SAFETY

         Predictive shall comply with all Cabletron and Customer safety regulations.

12.      CONFIDENTIAL AND PROPRIETARY DATA.

         12.1 In the performance of this Agreement or in contemplation thereof, each party or its employees and agents (for purposes hereof, a "Receiving Party") may have access to private or confidential information owned or controlled by the other (or, in the case of Cabletron, its Customers) (for purposes hereof, a "Disclosing Party") relating to the Disclosing Party's business, equipment, apparatus, programs, software, specifications, drawings and other data, and such information may contain proprietary details and disclosures. Without limiting the foregoing, all work products, software (including without limitation Predictive's Pricing Algorithm) and tangible materials (including without Predictive's product descriptions and marketing materials) produced by a Disclosing Party in developing any products marketed hereunder, and all materials produced by the Disclosing Party in providing services in connection with any Project, are and shall be deemed to be the confidential information of the Disclosing Party, except and only to the extent otherwise set forth in the applicable Assessment Project Agreement or other relevant Customer contract. With respect to an confidential information consisting of or embedded in software (including the Pricing Algorithm), the Receiving Party shall not disassemble, decompile, "scope", or reverse engineer such software without the express written consent of the Disclosing Party. All information and data so acquired by the Receiving Party under this Agreement or in contemplation thereof shall be and shall remain the Disclosing Party's exclusive property, and the Receiving Party shall keep and shall use its best efforts to have its employees and agents keep, any and all such information and data confidential, and shall not copy or publish or disclose it to others, or authorize its employees, agents or anyone else to copy publish or disclose it to others, without the Disclosing Party's prior written approval. The Receiving Party shall return all tangible confidential information to the Disclosing Party
(i) upon the termination of this Agreement, (ii) in the case of confidential information that relates only to a particular product type or Project, promptly following the option deadline relating thereto if Cabletron fails to exercise its option under Section 3.2, and otherwise upon the termination of this Agreement with respect to such product type or Project pursuant to Section 17, or (iii) in any case at the request of the Disclosing Party. Each Assessment Project Agreement or other Project agreement to which a Customer is a party shall contain a mutually acceptable provision relating to confidential information.

         12.2 The foregoing obligations of confidentiality shall not apply to information which lawfully comes into the possession of the Receiving Party and which (i) is received from a third party who is not subject confidentiality obligations with respect to such information, (ii) can be demonstrated to have been previously known to the Receiving Party without any obligation of confidentiality, (iii) is or becomes part of public industry knowledge through no action or omission of the Receiving Party, or (iv) can be demonstrated to have been independently developed by or to be the subject of independent development efforts of the Receiving Party from making disclosure of confidential information to the extent required by law, rule or regulation, provided that the Receiving Party shall give the Disclosing Party prior notice as to the nature of the required disclosure so a to afford the Disclosing Party the opportunity to the challenge the need for such disclosure.

         12.3 The parties each acknowledge and agree that monetary damages shall not be an adequate remedy for breach of the provisions of this Section 12, and that irreparable injury shall result to the nonbreaching party and its subsidiaries and affiliates (if any) in the event of such breach. Accordingly, the parties agree that in addition to any other remedy available at law or inequity, the nonbreaching party may seek the entry of an order restraining and enjoining the breaching party, or any employee or agent thereof, from further violations of such provisions. The period of time applicable to any such breached provisions shall be extended by one day for each day such violation continues subsequent to the entry of such order.

OWNERSHIP OF WORK PRODUCT

         13.1 All copyrights, patents, trade secrets, or other intellectual property rights ("IP Rights") associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created exclusively by either party or its personnel during the course of performing its obligations hereunder shall belong exclusively to such party. All IP Rights associated with any ideas, concepts, techniques, inventions, processes or works of authorship that are jointly developed by Cabletron and Predictive shall be jointly owned b them and may be used by each of them upon written notice to the other; PROVIDED, HOWEVER, that neither party hereto shall assign, license or otherwise transfer any such joint IP Rights to any person entity engaged in the same business as, or in a business similar to, the other party's.

         13.2 Predictive hereby grants to Cabletron a limited, non-exclusive license to use the products, materials, software and intellectual property delivered to Cabletron by Predictive during the Term solely for the purpose of marketing Predictive's products and services to its Customers in accordance with this Agreement. Such license shall be royalty-free during the Term. IN the case of any proprietary rights obtained by Predictive by license or assignment from third parties, the foregoing grant shall be subject to any limitations imposed by the licensor or assignor of such rights. Except as expressly set forth in this Agreement, neither party has any right, title or interest in or to the intellectual property of the other.

14.      WARRANTIES

         14.1 Each party warrants that all services required of it hereunder will be performed in a workmanlike manner and within the time schedule provided, and that such services shall conform in all material respects with relevant Implementation Schedule and Assessment Project Agreement (or other agreement to which the Customer is party). In the event of a warranty breach, the breaching party agrees to reperform the services without charge and without delay. The warranties hereunder shall expire [****] after the time such services are rendered.

         14.2 Each party certifies that it owns or has the valid right to use all intellectual property to be used by it in performance of its obligations hereunder, and that such rights do not violate any intellectual property rights of any third party.

         14.3 Each party warrants that neither it nor it agents or employees shall make any representation or warranty to Customers or otherwise regarding Project or product, or the quality of any work to be done b Predictive, except to the extent set forth in the agreed-upon form of Assessment Project Agreement or other Customer contract, without the prior written consent of the other party.

         14.4 A. Predictive warrants that all services provided by it and any deliverables produced or created by it under this Agreement (including but not limited to products, software, and other deliverables) are Year 2000 compliant. Subject to the further provisions of this Section 14.4, commercial hardware or software produced or created by third parties shall be subject to the manufacturer's warranty and not the provisions of the preceding sentence; PROVIDED, HOWEVER, that nothing in this Section shall be construed to lessen, diminish, or otherwise affect the service warranty set forth in the preceding sentence. Year 200 compliance, for the purposes hereof, shall mean that such goods and material, where applicable, accurately process, provide and/or receive date/time data (including but not limited to calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, and he years 1999 and 2000, and leap year calculations, to the extent that other information technology not provided by Predictive to Cabletron and/or Customers under this Agreement, which issued in combination with foregoing goods and materials and has received warranties therefor from said third parties. Predictive shall indemnify, defend and hold Cabletron harmless from and against all claims, losses, damages or costs



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

arising from any action, suit proceeding by any third party to the extent, and only to the extent, that such action, suit or proceeding is based upon claims or allegations that any services provided by Predictive and any deliverables produced or created by it under this Agreement are not Year 2000 compliant. Predictive agrees that the warranty and representations set forth herein shall be extended to all Customers.

                  B. Cabletron does not warrant to Predictive that any services provided by it or nay deliverables produced or created by it under this Agreement are Year 2000 compliant; however, Cabletron shall indemnify, defend and hold Predictive harmless from and against all claims, losses, damages or cost arising from any action, suit or proceeding by any third party to the extent, and only to the extent, that such action, suit or proceeding is based upon claims or allegations that any services provided by Cabletron and any deliverables produced or created by it under this Agreement (i.e., exclusive of any services provided by Predictive and any deliverables produced or created by Predictive) are not Year 2000 compliant.

         14.5 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HERETO MAKES ANY WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PERFORMANCE OF ITS DUTIES OR ANY DELIVERABLES DELIVERED BY IT PURSUANT TO THIS AGREEMENT.

15.      PERSONNEL

         15.1 Personnel provided by Predictive will not for any purpose be considered employees of Cabletron. Except as specifically authorized in writing by Cabletron, Predictive's personnel shall make no commitments on behalf of Cabletron for any purpose. Predictive assumes full responsibility for its employees' actions while performing hereunder and shall be responsible for their supervision, daily direction and control.

         15.2 [****]. Cabletron reserves the right to disapprove such assignment if reasonable grounds exist for such disapproval.

         15.3 Except as expressly limited by Section 15.2, and subject to applicable Customer requirements, Predictive shall obtain qualified personnel to staff Projects performed by it hereunder in such manner as it may determine. Without limiting the forgoing, Predictive may engage contractors or subcontractors to perform any such work, provided such persons execute a written agreement binding them to the applicable obligations of Predictive under this Agreement.

 16.     LIMITS OF LIABILITY

         16.1 EXCEPT IN THE CASE OF A VIOLATION OF SECTION 5 (CERTAIN OPERATING RESTRICTIONS) SECTION 12 (CONFIDENTIAL AND PROPRIETARY DATA), OR SECTION 13 (OWNERSHIP OF WORK PRODUCT), NEITHER PARTY HERETO NOR THEIR SUBSIDIARIES OR OTHER AFFILIATES SHALL BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS AND LOSS OF DATA) OR INCIDENTAL DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY THEREOF. Any reprocurement costs associated with Predictive's breach of this Agreement or any statement of work or purchase order shall be deemed direct damages for purposes hereof.

         16.2 IN ANY ACTION, SUIT OR PROCEEDING RELATING TO THE PERFORMANCE BY EITHER PARTY OF ITS OBLIGATIONS WITH RESPECT TO ANY PROJECT OR PROJECTS,



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

SUCH PARTY SHALL NOT BE LIABLE TO THE OTHER OR TO ANY CUSTOMER FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE AMOUNT OF REVENUES RECEIVED BY SUCH PARTY RELATING TO SUCH PROJECT(S).

 17.     TERM AND TERMINATION.



         17.1 Either party may terminate this Agreement effective at the end of the original two-year term of this Agreement or at the end of any applicable renewal period by giving not less than one hundred eighty (180) days' notice of such termination. In the event of termination under this
Section 17.1, this Agreement shall remain in effect regarding any Project already in progress until such Project is terminated or performance is completed.



         17.2 Without prejudice to any other remedies available hereunder, either party shall have the right to terminate this Agreement either as a whole or with respect to any product or Project as to which a default described under this Section 17.2 has occurred (if applicable) in the event that (i) the other party fails to make any payment due hereunder following ten (10) days' written notice thereof from the party to be paid; (ii) the other party commits a material default under this Agreement, which remains uncured after written notice thereof to such party followed by a reasonable period of time (not to exceed thirty (30) days) in which to cure such violation or default; (iii) a court of competent jurisdiction enters a decree or order of relief (1) in respect of the other party in any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or similar law, s now or hereafter in effect or
(2) appointing a receive, liquidator, assignee, trustee or similar official of the other party or any substantial part of its assets, and such decree or order is consented to by the other party or continues unstayed an in effect for a period of sixty (60) consecutive days; or (iv) the other party makes a general assignment for the benefit or creditors. Notice given hereunder shall specify whether this Agreement is being terminates as a whole or only with respect to a particular product or Project (if applicable), and if the latter, which product or Project is being terminated. The existence of a material default (and the related period for cure hereunder) shall be determined in accordance with
Section 21.8.

         17.3 Each of the parties hereto acknowledges that a change of control of either party hereto or a material acquisition by such party could materially alter the business relationship contemplated hereby. In the event that either party is subject to a change of control or is a party to a material acquisition, and either such party or the other party reasonably determines that such change of control or acquisition would materially alter the business relationship contemplated by this Agreement or the mutual expectations on which it is based, then either party may terminate this Agreement upon ninety (90) days' prior written notice to the other. Any dispute as to whether this Section is applicable shall be resolved in accordance with Section 21.8.

         17.4 In the event of any termination of this agreement (either in its entirety or with respect to a particular product or Project), all parties shall promptly discontinue work as of the date of such termination (except otherwise specifically provided in Section 17.1), and each party shall be entitled to any compensation payable by the other for goods and services rendered up to the date of such termination upon receipt and acceptance thereof by the other party. In the event of termination by Cabletron under Section 17.2, Predictive shall forfeit and shall no longer be entitled to any portion of the Minimum Committed Amount not yet payable by Cabletron pursuant to the payment schedule established under Section 3.7 hereof.

         17.5 The rights and obligations of the parties under Sections 3.7, 3.8, 5,6,7,9,10,12,13,14,15,16,17,18,20 and 21 shall continue after expiration or termination of this Agreement and shall bind the parties and their legal representatives, successors, heirs, and assigns.

18.      INDEMNIFICATION

         18.1 Predictive shall be liable for expenses or damages incurred by Cabletron which result from the wrongful or negligent acts or omissions of Predictive's employees and other personnel providing services for or on behalf of Predictive hereunder.

         18.2 Predictive shall indemnify, defend, and hold Cabletron harmless from and against any and all actual or threatened claims for bodily injury or death or for damage to real property or to personal property, tangible or intangible, which result from the wrongful or negligent acts or omissions of Predictive's employees and other personnel providing services for or on behalf of Predictive hereunder.

         18.3 Predictive shall defend, at its own expense, any actual or threatened suit or other proceeding against Cabletron based on a claim that the products or services (or any portion thereof) to be provided by Predictive under this Agreement infringes any patent, trademark, copyright, trade secret, or any intellectual property right of any third party. Predictive shall also pay all damages and costs that are assessed against Cabletron as a result of such infringement. If the products or services (or any portion thereof) at issue in such suit or proceeding are deemed in violation of any patent, trademark, copyright, trade secret, or other intellectual property right, and the use, provision or delivery thereof is enjoined or is likely to be enjoined as a result, Predictive shall at its own expense and option either (1) procure for Cabletron the right to continue using, providing or delivering said products or services; (2) modify the same so as to make them non-infringing; or (3) replace said products or services with substantially equivalent and non-infringing services or deliverables. If Predictive fails to meet its obligations hereunder to defend such suit, Cabletron may take control of its own defense at Predictive's sole expense.

 19.     NOTICES.

         All notices required or desired to be given hereunder shall be in writing and, if not personally delivered, shall be sent by facsimile transmission (with a copy by first class mail) or by registered or certified mail. If sent via facsimile transmission or personally delivered, notices shall be deemed to have been given on the day when personally delivered or facsimile addressed to the other party at the address shown below, provided that either party may from time to time change the address to which notices to it are to be sent giving notice of such change to the other party. If mailed by registered or certified main, notices shall be deemed to have been given when received.


IF TO CABLETRON:                          IF TO PREDICTIVE:
35 Industrial Way                         145 Hudson Street
Rochester, New Hampshire 03867            New York, New York 10013
Attention: Manager - Legal Contracts      Attention: [****]
Facsimile: (603)337-3295                  Facsimile: (212) 219-4499

 20.     GOVERNMENT LAWS.

         20.1 Predictive shall, at Predictive's own expense, comply with all laws and regulations of federal, state, and local governmental authorities relating to Predictive's obligations under this Agreement.

         20.2 To the extent that any Project is to be ultimately provided under a United States Government contract, additional Federal Acquisition Regulations
(FAR) and Department of Defense


**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

FAR Supplement (DFARs) clauses may be incorporated by reference in the Assessment Project Agreement or other relevant customer contract.

         20.3 The clauses listed below are applicable to all work performed hereunder;

                  A. 52.222-26, Equal Opportunity (E.O. 11246);

                  B. 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans (38 U.S.C. 4212(a)); and

                  C. 52.222-36, Affirmative Action for Handicapped Workers (29. U.S.C. 793).

21.      GENERAL

         21.1 Neither party shall use the other's trademarks, trade names, logos, or other designations for any reason without the other's prior written consent.

         21.2 This Agreement, and all statements of work and purchase orders associated herewith, shall be contingent upon Cabletron's receipt from Predictive of insurance certificates evidencing insurance coverage satisfactory to Cabletron before work is commenced. Cabletron Systems, Inc. and all subsidiaries shall be named as additional insureds on the general and automobile liability insurance policies. Such certificates shall provide that the insurance company shall give Cabletron thirty (30) days advance written notice prior to any cancellation or change in the stated coverage. Such coverages shall include the following:

                  A. General Liability Insurance - Personal Injury and Property
                     Damage, Combined Single Limit: $2,000,000

                  B. Automobile Insurance - Bodily Injury and Property Damage,
                     Combined Single Limit: $2,000,000

                  C. Workers' Compensation Insurances - In accordance with the provisions of applicable law.

                  D. Contractual Liability Insurance - Covering Predictive's
                     contractual undertakings generally.

Predictive agrees to add any additional coverages as Customers may reasonably request, so long as such additional coverages may be obtained at reasonable expense.

         21.3 Neither Predictive nor Cabletron shall sell, transfer, or assign any right or obligation hereunder without the prior written consent of the other, which may be withheld for any reason.



         21.4 Subject to its obligations under Section 5 hereof, Cabletron reserves the right, at its sole option, to enter into negotiations with, and/or contract with, any other party to perform the same or similar functions or services as those contemplated under this Agreement.



         21.5 Each party represents to the other that such party is under no obligation or restriction nor will such party assume any, which would interfere or present a conflict of interest with the work that each is to perform under this Agreement.



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

         21.6 Predictive acknowledges that Predictive is incorporated or organized as a corporation under the laws of a state in the United States.


         21.7 The price to be charged Customers for the products and services provided herunder shall be solely at Cabletron's discretion.



         21.8 In event of any dispute concerning the implementation of this Agreement or relating to an alleged immaterial breach hereof, the relevant operating personnel of each party, together with their managers, shall use reasonable efforts, acting in good faith, to resolve such dispute. If either party determines in good faith that such efforts have not yielded a satisfactory result, then such party may request that the dispute be addressed by the Oversight Committee. The Oversight Committee shall also be responsible for initially attempting to resolve any commercially material dispute or any dispute relating to an alleged material breach hereof. The Oversight Committee shall meet promptly and use commercially reasonable efforts to arrive at a mutually acceptable resolution. Any such dispute not so resolved within thirty (30) days after initially being reported to the Oversight Committee (or such longer period as to which the parties shall have agreed in writing) shall be finally determined by binding arbitration in Manchester, New Hampshire, before a single arbitrator chosen in accordance with the rules of the American Arbitration Association then and there obtaining. The arbitration shall be conducted in accordance with such rules, and the arbitrator shall have the authority to order such injunctive relieve as he may determine, to determine how the parties shall bear the costs of such arbitration, and to award such damages (but not any punitive or exemplary damages) as are appropriate. Each of the parties hereby waives any and all objections he or it may have with respect to the jurisdiction of such arbitral forum or the inconvenience of its venue.

         21.9 No waiver by either party hereto of a breach by the other of any terms or conditions of this Agreement, or any statement of work or purchase order related hereto, shall be deemed a waiver of any other breach of the same or other terms or conditions, and no delay or failure by any party to enforce or exercise any right under this Agreement, or any such statement of work or purchase order shall constitute a waiver of such right or any other right hereunder.

         21.10 The laws of the State of New Hampshire shall govern this Agreement, without regard to its conflicts of law principles.

         21.11 Except as otherwise noted herein, references in this Agreement to Sections and Schedules are to the sections and schedules of this Agreement.

         21.12 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

         21.13 This Agreement may be amended only by an instrument in writing signed by all parties hereto.

         21.14 Both parties acknowledge that they have read this Agreement and understand and agree to be bound by its terms. This Agreement, its Schedules, and any relevant contracts to which the Customers and one or both of the parties hereto are party to, constitute the complete agreement regarding these transactions, and replace any prior oral or written communication between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


---------------------------------      ---------------------------------------
CABLETRON SYSTEMS, INC.                     PREDICTIVE SYSTEMS, INC.
---------------------------------      ---------------------------------------
By:      /s/ David Kirkpatrick          By:    /s/ Ronald Pettengill
         ------------------------              -------------------------------
         David Kirkpatrick              Name:  Ronald Pettengill
         Chief Financial Officer
Date:    August 05, 1999                Title: Chairman and CEO

                                        Date:  August 9, 1999
----------------------------------      --------------------------------------

                                  Schedule 1.4


--------------------------------------------------------------------------------

Legal terms and conditions; limitation of liability

--------------------------------------------------------------------------------



[CompanyName] ("COMPANY") hereby accepts the services and the related terms and conditions set forth in the attached Statement of Work (the "SOW") of Predictive

Systems, Inc. ("Predictive Systems"). COMPANY expressly acknowledges that the performance of these services will require Predictive Systems to gain access to

COMPANY's confidential and proprietary network and information assets, and authorizes this access for the purposes described in the SOW, subject, however,

to the Mutual Nondisclosure Agreement, dated , 1998, between COMPANY an

Predictive Systems (the "NDA").



Due to the nature of the services contemplated by the SOW, COMPANY acknowledges that no representation or warranty can be made by Predictive Systems with respect to such services or the efficacy thereof. In particular, COMPANY acknowledges that damage to COMPANY's systems or information could result from the performance of such services, and that, following completion of such services, there can be no assurance that COMPANY's network will be secure or that unauthorized access thereof will not occur. WITHOUT LIMITING THE FOREGOING,

PREDICTIVE SYSTEMS MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS WITH RESPECT TO

ITS PERFORMANCE OF THE SERVICES HEREUNDER OR ANY DELIVERABLES CONTEMPLATED

HEREBY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE. In order to induce Predictive Systems to perform its services, COMPANY is accepting the terms and conditions and making the representations set forth herein, COMPANY irrevocably waives and releases,

and shall be stopped from asserting, any claims for damages or otherwise arising out of or in connection with the services, except as expressly contemplated by the NDA.



COMPANY represents and warrants that COMPANY information systems to be accessed by Predictive Systems do not contain confidential or proprietary information or other property belonging to any person other than COMPANY, or any classified information. By accepting Predictive Systems services, COMPANY assumes any and all liability for any disclosure of any third-party confidential or proprietary information assets, or any classified information, arising out of or resulting from such services, and agrees to indemnify, defend and hold harmless Predictive

Systems from and against any claim, loss, or liability asserted by an person arising out of or relating to any such disclosure, subject, however, to the NDA.



COMPANY expressly authorizes Predictive Systems to gain access, including without limitation external network access and without regard to COMPANY

Information Security Policy, to COMPANY's computer network and information systems which is reasonable and necessary, in Predictive Systems' sole judgment,

for the purposes described in the SOW, and COMPANY acknowledges that such access shall be obtained by Predictive Systems with the express permission of COMPANY.

To COMPANY's knowledge, such access is not a violation of any federal, state or local laws, rules or regulations, including without limitation the Computer

Crime Act of 1986, as amended, or the Economic Espionage Act of 1996, as amended, and COMPANY agrees not to bring any charges or claims against

Predictive Systems based on such activities. Execution of this SOW by the representative of COMPANY shall constitute a representation and warranty by

COMPANY that such representative is duly authorized to do so and has received all requisite governmental consents and approvals which may be necessary or appropriate to execute this SOW and to carry out the terms hereof, including without limitation the preceding sentence.



Legal terms and conditions are accepted and approved by:  [Company Name]

Signature                           Title                               Date



Schedule 3.1  Deliverables relating to the ISRA Product



      Information Security Requirements Analysis (ISRA):  Data Sheet

      ISRA Sales Guides converted into Cabletron's SSS format (Briefing Summary)

      ISRA Methodology Overview

      Direct Mail instrument and "When Firewalls Fall Down" white paper

      ISRA Scoping Spreadsheet (Pricing Spreadsheet)

      ISRA Scoping Questionnaire

      ISRA Proposal/Statement of Work

      ISRA Example Output:  Presentation

      ISRA Example Output:  Report

      ISRA Customer Sales Presentation

                                  SCHEDULE 3.5


                                     [****]






**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Cabletron Systems

Predictive Systems Work Instructions                          July 19, 1999



Notification of an Identified Opportunity



1.    Proposed Services Manager notifies Predictive of opportunity

            o     [****]

            o     Should include customer, region, assigned proposal services rep, sales contacts

2.    Predictive reviews opportunity

3.    Predictive estimates weekly travel expenses

4.    Predictive eMails weekly travel estimate to Proposal Services Rep



Scheduling a Sold Opportunity



1.    PSC faxes Engagement Request and Acceptance Form and signed Proposal

      Acceptance to Predictive

2.    Predictive assigns contact and updates Engagement Request and Acceptance

      Form

3.    Predictive eMails form to PSC

4.    PSC coordinates with Sales and Predictive dates for Internal Meeting,

      Kick-Off Meeting and On-Site

5.    PSC notifies Sales and Predictive of scheduled dates

6.    Sales communicates dates with customer

7.    If customer does not accept date, sales reconvenes scheduling steps communicating alternative dates from customer



**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                  SCHEDULE 3.6



                             PREDICTIVE OFFICES AND

                         DESIGNATED CABLETRON LOCATIONS



      Predictive Offices



         New York City

        (Headquarters)

145 Hudson Street, Sixth Floor

      New York, NY 10013



          New Jersey

 25A Vreeland Road, Suite 107

    Florham Park, NJ 07932



         Mid-Atlantic

620 Herndon Parkway, Suite 360

       Herndon, VA 20170



        Silicon Valley

      1121 Pacific Avenue

     Santa Cruz, CA 95060



            Dallas

      17950 Preston Road

       Dallas, TX 75252



            Atlanta

1200 Abernathy Road, Suite 1700

       Atlanta, GA 30328



          New England

990 Washington Street, Suite 207

       Dedham, MA 02026



      Cabletron Locations



             None

                                  Schedule 3.7


                                     [****]







**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

[****]

























**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

[****]




















**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Schedule 4.1 Overlap vs. Non-Overlap Services



The following list of services represents those services offered by Predictive

Systems Inc. and Cabletron Systems (CS). It identifies those services that are currently provided by PSI as well as CS and addresses the apparent overlap of such service capabilities. At the top level, PSI and CS both provide

Internetworking services, Enterprise Management and Performance Management services as defined below. These comprise the core group of overlap services. In addition, PSI offers an extensive range of applications modeling and management services, of which CS currently has minimal experience, but has invested substantially in procurement of applications modeling tools and initial training for a core group of consultants. Finally, the Security Services (Info Security

Practice area) and Risk Analysis services offered by PSI represent offerings that are not currently in the CS core group of offerings and would be generally considered non-overlap offerings. Likewise, CS has unique SPECTRUM custom development and implementation consulting services as well as Remote Management

Services (RMS) which are for the most part non-overlap capabilities.



PSI Business First:  Critical Applications Management (CAM) Services



Predictive Systems understands that all companies regardless of their business or industry have to manage to the same technology cycle. That cycle starts with the introduction of applications that are intended to make their business more efficient to drive down costs and/or increase revenue. Examples of applications could be a trading application, and ERP system or a proprietary system. The fact is it does not matter all companies have at least one and probably a half a dozen or more critical applications. We seek to understand their business and their critical applications and then leverage technology to ensure they meet their overall goals.



Internetworking



The first step is to make the application Accessible to the enterprise by building or preparing the data network for the application. That is what our fist practice, Internetworking, is dedicated to providing. We help our client's design and implement their data environments. We have expertise across LAN, WAN,

or remote access technology, impervious to the specific hardware or protocols.



Enterprise Management



Once it is Accessible you must ensure that it is Available. Our second practice is dedicated to designing and implementing solutions that identify, isolate, and resolve real time problems on the network that lead to the enterprise being deprived of their critical applications.



Performance Management



Now that the application(s) is Accessible and Available it must Perform well. We have all dealt with applications that do not perform well and we do not use them. Our third practice, Performance Management, is dedicated to ensure those applications perform well. We design and implement solutions that collect and analyze historical data from the network that can predict problems well before there is degradation in service.



Security



Having achieved Accessibility, Availability, and optimal Performance this company has an application that is critical to their business. Major parts, if not all of their enterprise, relies on this application(s) to drive their business. A truly critical asset like this has to be secure from both internal and external
threats. That is what our last practice is dedicated to providing. We design and implement solutions to protect the applications that drive your business.



With this holistic approach that puts the business objectives first we not only know what to do but more importantly we know why to do it. That's our difference.



Risk Analysis



The Risk Analysis service identifies technology environment risk to a specific business function or critical application. It allows the customer to mitigate and manage their risks, allowing them to make informed decisions on the level of effort and technology investment capital. This engagement is performed at a fixed price and varies depending on the customer's requirements. A clear scope of the analysis is determined during the proposal effort.



Predictive Systems will:



o     Identify events that can lead to potential loss.

o     Quantify the cost and probability of the events.

o     Compute the risk profile and review results with customer.

o     Develop mitigation strategies and create action plan.



PSI Practice Areas



Predictive Systems' practice areas provide a wide range of capabilities that are combined together to offer a "wholestic" solution addressing concerns with a depth and breadth of expertise that is unique in the industry. With the exception of the InfoSec areas, CS has core competencies and/or specific offerings in these respective areas as well. Brief descriptions of the PSI practices are provided below:



      Internetwork Design and Engineering:



The Internetwork Design and Engineering practice supports the design and construction on next-generation networks. Services include the design and implementation of high-speed backbone networks, remote access solutions, IP address management systems and Year 2000 infrastructure certification.



      Enterprise Network Management:



The Enterprise Management practice specializes in building corporate and service provider network operations centers. Our consultants can design and package service offerings, implement, sophisticated management technologies and develop the processes and procedures that hold it together.



      Performance Management:



The Performance Management practice focuses on developing solutions to gauge the trajectory of networks and systems. This practice offers solutions for capacity planning, health analysis, simulation modeling, service level management, and network usage tracking/billing.



      Information Security (InfoSec):



The information Security practice delivers services to ensure information confidentiality integrity and availability for the enterprise. This practice offers a wide range of services including asset and risk analysis, policy development, design and implementation, public-key infrastructures and security certification.

                                 SCHEDULE 5.1.2



                              CABLETRON COMPETITORS



                                     [****]
















**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.